                                                                    EXHIBIT 10.9

                        CAPITAL CONTRIBUTION AGREEMENT


          CAPITAL CONTRIBUTION AGREEMENT, (the "Agreement"), dated as of March
                                                ---------
27, 1998, among Kelso Investment Associates V, L.P., a Delaware limited partnership, and Kelso Equity Partners V, L.P., a Delaware limited partnership (collectively, "Kelso"), Carousel Capital Partners, L.P., a Delaware limited
                -----
partnership ("Carousel"), MJD Communications, Inc., a Delaware corporation (the "Borrower") and Bankers Trust Company, as Administrative Agent (the
 --------
"Administrative Agent") for the Lenders (as defined below).
---------------------

                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, Kelso, Carousel and the Borrower desire that the Lenders and the Administrative Agent enter into a Credit Agreement dated as of March 27, 1998 (as amended, amended and restated, supplemented or modified from time to time in accordance with the terms thereof, the "Credit Agreement") among the
                                                ----------------
Borrower, the lenders named therein (together with their respective successors and assigns, the "Lenders"), the Administrative Agent and NationsBank of Texas,
                  -------
N.A., as Syndication Agent;

          WHEREAS, Kelso and Carousel, as a result of their ownership of capital stock of the Borrower, and the Borrower will derive substantial benefits from the consummation of the transactions contemplated by the Credit Agreement and the making of Loans thereunder, including the making of the Loans to effect the Acquisitions; and

          WHEREAS, the execution and delivery of this Agreement is a condition precedent to the Lenders' obligation to make Loans (as defined in the Credit Agreement).

          NOW, THEREFORE, IT IS AGREED:

          1.   Definitions.  All capitalized terms used herein and not otherwise
               -----------
defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

          2.   Required Investments.  (a) Subject to Section 2(b) hereof, if as
               --------------------
of June 30, 1999 the Senior Leverage Ratio, as evidenced in the Officer's Certificate required pursuant to Section 6.01(e) of the Credit Agreement to be delivered in respect of the fiscal quarter ended June 30, 1999, is greater than
5.5 to 1, then each of Kelso and Carousel shall purchase for cash in equal proportions (the "Required Investment"), not later than the fifteenth Business
                  -------------------
Day after the date such Officer's Certificate has been or should have been delivered pursuant to the Credit Agreement (such earlier date, the "Notice
                                                                    ------
Date"), additional shares of Common Stock of the Borrower at a price per share
----
of $342.51, and the Borrower agrees to issue and sell such shares of Common Stock, for an amount which when applied to outstanding indebtedness of the Borrower would cause the Senior Leverage Ratio to be reduced to (but not below)
5.5 to 1 as of June 30, 1999. Neither Kelso nor Carousel shall have any obligation under this Agreement to make or cause to be made any investment in the Borrower other than the Required Investment.

          (b) Notwithstanding any provision herein to the contrary, (i) neither Kelso nor Carousel shall be obligated to make any Required Investments pursuant to Section 2(a) of this Agreement in an amount in excess of $7,500,000 and (ii) neither Kelso nor Carousel shall be obligated to make any Required Investments pursuant to Section 2(a) of this Agreement in excess of the Required Investments made by the other.

          3.   Officers' Certificate.  The Borrower will deliver to each of
               ---------------------
Kelso and Carousel on the Notice Date (with a copy to the Administrative Agent) an Officers' Certificate setting forth the calculations for determining whether any Required Investments are required pursuant to Section 2(a) hereof (the "Contribution Certificate"), which calculations shall be in substantially
 ------------------------
similar detail as in a Compliance Certificate, and, if applicable, setting forth the Required Investments to be made by Kelso and Carousel pursuant to the terms of Section 2 hereof. If for any reason the Borrower shall fail to deliver the Officer's Certificates required under this Section 3, the Administrative Agent shall have the right to deliver any such notice or certificate (an "Agent's
                                                                    -------
Notice") which, if applicable, shall demand that Kelso and Carousel make a
------
Required Investment in accordance herewith.

          4.   Representations and Warranties.  In order to induce the Lenders
               ------------------------------
to enter into the Credit Agreement and to make the Loans provided for therein, each of Kelso, Carousel and the Borrower represents and warrants to the Administrative Agent and the Lenders as follows (with respect to each Person, as to itself only):

          (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation, as the case may be, and has full power, authority and legal right to own its property and assets, and to transact the business in which it is engaged;

          (ii) it has the full partnership or corporate power, authority and legal right to execute, deliver and perform each of its obligations under this Agreement and has taken all necessary partnership or corporate and other actions to authorize the execution, delivery and performance of each of its obligations under this Agreement and this Agreement constitutes the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability;

          5.   No Guarantee of Indebtedness.  Neither this Agreement, nor
               ----------------------------
anything herein contained, nor any obligation performed or to be performed pursuant hereto by Kelso or Carousel shall be construed or deemed to constitute, a direct or indirect guarantee by Kelso or Carousel to any person or entity of the payment of the interest, principal or premium of any indebtedness, liability or obligation whatsoever of the Borrower or any Subsidiary of the Borrower, including without limitation the Loans.

          6.   Notices.  Except as otherwise expressly provided herein, all
               -------
notices and other communications provided for hereunder shall be in writing and mailed, faxed, sent by a nationally recognized express courier or delivered by hand, if to Kelso at 320 Park Avenue, New York, New York, Attention: James J. Connors, II, Vice-President & General Counsel; if to Carousel at 4201 Congress Street, Suite 440, Charlotte, NC 28209, Attention: Reid G. Leggett; if to the Borrower, at 521 East Morehead Place, Suite 250, Charlotte, NC 28202, Attention:
Walter E. Leach, Jr. (with a copy to Paul, Hastings, Janofsky & Walker LLP, 399 Park Avenue, New York, New York 10022, Attention: Neil A. Torpey); if to any Lender or the Administrative Agent in the manner specified in the Credit Agreement; or, at such other address as shall be designated by any party in a written notice to the other parties hereto as provided in this Section 7. All such notices and communications shall be effective at the earliest to occur of receipt, three business days after deposit in the United States mail, one Business Day after delivery to a nationally recognized express courier, delivery to a telegraph or cable company and telephone confirmation of receipt of fax communication; provided, however, that notices and communications to the
               --------  -------
Administrative Agent shall not be effective until received by the Administrative Agent.

          7.   No Waiver; Remedies Cumulative.  No failure or delay on the part
               ------------------------------
of any of the Lenders or the Administrative Agent in exercising any right, power or privilege hereunder and no course of dealing between Kelso, Carousel or the Borrower, on the one hand, and any of the Lenders or the Administrative Agent, on the other, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any of the Lenders or the Administrative Agent would otherwise have. No notice to or demand on Kelso, Carousel or the Borrower in any case shall entitle any of them to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any of the Lenders or the Administrative Agent to any other or further action in any circumstances without notice or demand.

          8.   Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same instrument.

          9.   Headings Descriptive.  The headings of the several sections of
               --------------------
this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          10.  Amendment or Waiver.  Neither this Agreement nor any of the terms
               -------------------
hereof may be amended, modified, supplemented, waived, discharged or terminated unless such amendment, modification, supplement, waiver, discharge or termination is in writing signed by Kelso, Carousel, the Borrower and the Administrative Agent. Any waiver or consent shall be effective only in the specific instance or for the specific purpose for which it was given.

          11.  Successors and Assigns.  This Agreement shall remain in full
               ----------------------
force and effect and be binding in accordance with and to the extent of its terms upon each of Kelso and Carousel and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of the Credit Agreement there may be no obligations outstanding.

          12.  Survival.  All agreements, representations and warranties made
               --------
herein shall survive the execution and delivery of this Agreement, the making of the Loans and the execution and delivery of the Notes.

          13.  Termination.  The obligations of Kelso and Carousel under this
               -----------
Agreement shall terminate upon the earliest to occur of (i) payment in full of all of the Loans and termination of the Commitments under the Credit Agreement
(ii) the closing of the proposed sale and issuance by the Borrower of Senior Subordinated Notes due 2008 and Floating Interest Rate Senior Subordinated Notes due 2008 to a group of initial purchasers led by Salomon Smith Barney, BT Alex. Brown, NationsBanc, Montgomery Securities LLC and Donaldson, Lufkin & Jenrette Securities Corporation, or (iii) the Senior Leverage Ratio being, at any time after the date hereof, 4.0 to 1 or less.

          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this agreement to be duly executed and delivered as of the date first above written.

                              MJD COMMUNICATIONS, INC.


                              By: ____________________________________
                                  Name:
                                  Title:

                              KELSO EQUITY PARTNERS V, L.P.


                              By: ____________________________________
                                  Name:
                                  Title:


                              KELSO INVESTMENT ASSOCIATES V, L.P.


                              By: Kelso Partners V, L.P., its General
                                   Partner

                                  ____________________________________
                                  Name:
                                  Title:


                              BANKERS TRUST COMPANY,
                              as Administrative Agent


                              By: ____________________________________
                                  Name:
                                  Title:

                              CAROUSEL CAPITAL PARTNERS,
                                L.P.


                              By: Carousel Capital Company, L.L.C.,
                               its General Partner


                                ________________________________
                                Name:
                                Title: